UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

Cybergy Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52664	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10333 E. Dry Creek Rd, Suite 200 Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

(303) 586-3232

(Registrant’s telephone number, including area code)

N/A

(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

As reported in its periodic filings with the Securities and Exchange Commission, Cybergy Holdings, Inc. (the “Company”), in September 2014 through its wholly-owned subsidiary, Cybergy Partners, Inc. (“Partners”), filed a complaint in the U.S. District Court of Delaware related to the Equity Purchase Agreement  used to purchase New West Technologies LLC (“New West”), alleging breach of warranties and covenants by the selling member (“Member”) of New West, as well as breach of fiduciary duty as an officer and director. The Member subsequently initiated an arbitration matter in Colorado asserting claims as a former employee.

On May 8, 2015, the Company and the selling Member of New West agreed to a settlement on the litigation initiated in September 2014 and the arbitration matter. Under the terms of the agreement, the Company has agreed to establish an ESOP for its employees before December 1, 2015. The ESOP will purchase from the Member that amount of Cybergy stock equal to a current market value of $2,565,000 (the “settlement”). The remainder of the Cybergy stock owned by the Member will be canceled. All other amounts owed by the Company to the Member will be discharged and the Put option will be cancelled. The Member also assumes all obligations under the Management Performance Units Plan. The settlement agreement also contains non-financial terms, which are set forth in Exhibit 10.33.

The Company is assessing the financial impact of the settlement. The Company currently has short term debt and accrued interest of approximately $4,309,000 and long term debt of $1,898,000 due to the Member. Upon settlement, these amounts and any additional accrued interest will be removed from the Company’s books and replaced with the debt of the ESOP of $2,565,000. Additionally, the Company currently has a derivative liability accrued of $179,226,000 related to the Put option held by the Member. Any remaining derivative liability will also be eliminated upon the settlement.

The Member currently owns 15,451,258 shares of our Series C preferred stock, convertible into 154,512,580 shares of common stock which represents just less than 24% of our fully diluted common shares. For example, using the closing price of May 11, 2015 to approximate current market value, we would cancel approximately 152,540,000 shares of common equivalents or approximately 23.5% of our fully diluted common shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

Exhibit

10.33

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE by and between CYBERGY PARTNERS, INC., MARK GRAY, WYLY WADE, NEW WEST TECHNOLOGIES, LLC, and PRIMETRIX, LLC, and JAMES S. WILLIAMSON and JAMES S. WILLIAMSON 2012 IRREVOCABLE TRUST

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERGY HOLDINGS, INC.

Date: May 12, 2015	By:	/s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer